Exhibit (c)(6)

CONFIDENTIAL Fairness Analysis Presentation to: The Special Committee of the Board of Directors of Asta Funding, Inc. June 19, 2020

Disclaimer and Confidentiality Statement This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “Materials”), are provided to, and solely for the information of, the Committee (as defined herein) of the Company (as defined herein) in connection with the Committee’s consideration of a Proposed Transaction (as defined herein).  This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions held with Lincoln (as defined herein) in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the Materials.  The Materials are for discussion purposes only. Lincoln expressly disclaims any and all liability which may be based on the Materials and any errors therein or omissions therefrom. The Materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view toward public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company, or Lincoln takes any responsibility for the use of the Materials by persons other than the Committee and the Company.  The Materials are provided on a confidential basis solely for the information of the Committee and the Company, other than as described in the engagement letter between Lincoln and the Company, dated November 22, 2019 (the “Letter Agreement”, as amended on February 29, 2020 (the “First Amendment”) and June 15, 2020 (the “Second Amendment”, and together with the First Amendment and the Letter Agreement, the “Engagement Letter”), and may not be disclosed, summarized, reproduced, disseminated, quoted, or otherwise referred to, in whole or in part, without Lincoln’s express prior written consent. The Materials are necessarily based on financial, economic, market, and other conditions as in effect on, and the information available to Lincoln as of, the date of the Materials.  Although subsequent developments may affect the contents of the Materials, Lincoln has not undertaken, and is under no obligation, to update, revise, or reaffirm the Materials.  The Materials are not intended to provide the sole basis for evaluation of the Proposed Transaction and do not purport to contain all information that may be required to do so.  The Materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Proposed Transaction.  The Materials do not constitute any opinion, nor do the Materials constitute a recommendation to the Committee, the Company, any security holder of the Company, or any other party as to how to vote or act with respect to any matter relating to the Proposed Transaction or otherwise.  Lincoln’s only opinion is the Opinion (as defined herein), if any, that is actually delivered to the Committee. The Materials may not reflect information known to other professionals in other business areas of Lincoln and its affiliates. The preparation of the Materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative, and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description.  Furthermore, Lincoln did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.  Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.  Accordingly, the analyses contained in the Materials must be considered as a whole.  Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view.  The Materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market, financial conditions, and other matters, many of which are beyond the control of the participants in the Proposed Transaction. Any estimates of value contained in the Materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses, or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses, or securities may actually be sold. The Materials do not constitute a fairness opinion, solvency opinion, valuation opinion, credit rating, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice.  The Materials do not address any other terms, aspects, or implications of the Proposed Transaction, or any agreements, arrangements, or understandings entered into in connection with the Proposed Transaction or otherwise.  Furthermore, the Materials do not address the fairness of any portion or aspect of the Proposed Transaction to any party.  In preparing the Materials, Lincoln has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties, or liabilities (contingent or otherwise) of the Company or any other party.

Disclaimer and Confidentiality Statement  Except as otherwise noted in the Materials, all budgets, projections, estimates, financial analyses, reports, and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the Materials have been prepared by management of the Company (“Management”) or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable.  The budgets, projections and estimates contained in the Materials may or may not be achieved and differences between projected results and those actually achieved may be material.  Lincoln has relied upon representations made by Management and other participants in the Proposed Transaction that such budgets, projections, and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to information obtained from public sources, represent reasonable estimates), and Lincoln expresses no opinion with respect to such budgets, projections, or estimates or the assumptions on which they are based. Lincoln has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company and other participants in the Proposed Transaction that they are not aware of any facts or circumstances that would make such information inaccurate or misleading.  In addition, Lincoln has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows, or prospects of the Company or any other participant in the Proposed Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Lincoln that would be material to its analyses, and that the final forms of any draft documents reviewed by Lincoln will not differ in any material respect from such draft documents. The Materials do not constitute a commitment by Lincoln or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. Lincoln provides mergers and acquisitions, restructuring, and other advisory services to clients, which may have in the past included, or may currently or in the future include, one or more interested parties to the Proposed Transaction (each an “Interested Party”), for which services Lincoln has received, and may receive, compensation.  Although Lincoln in the course of such activities and relationships or otherwise may have acquired, or may in the future acquire, information about one or more Interested Parties or the Proposed Transaction, or that otherwise may be of interest to the Company, Lincoln shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that Lincoln is in possession of such information, to the Company or to use such information on the Company’s behalf. Lincoln and its affiliates provide a range of investment banking and financial services and, in that regard, Lincoln may in the future provide, investment banking and other financial services to the Company or its respective affiliates, for which Lincoln and our affiliates would expect to receive compensation. THIS REPORT IS NOT INTENDED TO REPRESENT AND DOES NOT REPRESENT AN OPINION BY LINCOLN.

Section 1 Executive Summary 5 Section 2 Valuation Analysis - Consumer Receivables 11 Section 3 Valuation Analysis - Personal Injury Claims 15 Section 4 Valuation Analysis - GAR 22 Section 5 Valuation Analysis - Small Business Lending 28 Section 6 Valuation Analysis - Corporate Overhead 32 Appendix A Valuation Support 37 Appendix B Fully-Diluted Shares Outstanding 45 Appendix C Asta Trading Analysis 47 Appendix D Illustrative Premiums Paid Analysis 50

Executive Summary Section 1

Engagement Overview Lincoln International LLC (“Lincoln”, “we”, or “our”) has been engaged to serve as financial advisor to the Special Committee of the Board of Directors (the “Committee”) of Asta Funding, Inc. (“Asta” or the “Company”) to (i) provide customary financial and valuation advisory services to the Committee to assist it in evaluating and, if requested by the Committee, negotiating the Proposed Transaction (as described below), and (ii) upon request by the Committee, render to it a written opinion, as described below. Proposed Transaction It is Lincoln’s understanding that in connection with the proposed transaction, the Company, Asta Funding Acquisition Inc. (“Parent”) and Asta Funding Acquisition Sub Inc. (“Merger Sub”) will enter into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger dated April 8, 2020 (as amended, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”), and each of the Shares (other than Dissenting Shares and Rollover Shares (each as defined in the Merger Agreement), and Shares owned by Parent, Merger Sub, or the Company as treasury stock or by any subsidiary of the Company) will be converted into the right to receive $13.10 in cash (the “Merger Consideration”, and such transaction, the “Proposed Transaction”). The Opinion The Committee has requested that Lincoln render a written opinion (the “Opinion”) as to whether the Merger Consideration to be received by the Public Shareholders in the Proposed Transaction is fair, from a financial point of view, to the Public Shareholders.

Executive Summary Scope Scope In arriving at our Opinion, we have, among other things: 1. discussed the terms and circumstances surrounding the Proposed Transaction with the Special Committee and its legal counsel, and certain members of Management; ii. met with the Special Committee, and met with certain members of Management at the Company’s offices in Englewood Cliffs, New Jersey, in each case to discuss the business, financial outlook and prospects of the Company; iii. reviewed the Merger Agreement and a draft, dated June 18, 2020, of the Amendment; iv. reviewed a letter addressed to us by management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company, dated June 19, 2020; v. reviewed the Company’s annual reports and audited financial statements on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal years ended September 30, 2015 through September 30, 2019 and the Company’s unaudited interim financial statements on Form 10-Q filed with the SEC for the three and six months ended March 31, 2020; vi. reviewed the Company’s unaudited business segment financial statements and pro forma financial information for the fiscal years ended September 30, 2018 through September 30, 2019 and the six months ended March 31, 2020, which the Company’s management identified as being the most current financial statements available; vii. reviewed financial projections for the Company and each of its business segments prepared by management of the Company for the fiscal years ending September 30, 2020 through September 30, 2026, provided to us by Management and approved for our use by the Company and the Special Committee (the “Management Projections”); viii. reviewed and discussed with the Special Committee the Management Projections and certain extensions thereof through the fiscal year ending September 30, 2029 with respect to the Company’s consumer receivables segment, and through the fiscal year ending September 30, 2028 with respect to the Company’s corporate overhead (the “Extended Management Projections”); ix. reviewed the financial terms of the Proposed Transaction and compared those terms with the financial terms of certain business combinations and other transactions as of the date hereof, that we deemed relevant; x. reviewed certain financial and other information for the Company, and compared that data and information with certain stock trading, financial and corresponding data and information for companies with publicly traded securities as of the date hereof, none of which is directly comparable to the Company, that we deemed relevant; xi. performed certain valuation and comparative analyses including a discounted cash flow analysis and an analysis of selected public companies that we deemed relevant; and xii. considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that we deemed relevant.

Executive Summary Lincoln Valuation Methodology Lincoln performed a sum-of-the-parts financial analysis for each of the five primary operating segments of Asta: (i) consumer receivables, (ii) personal injury claims, (iii) social security disability advocacy, (iv) small business lending and (v) corporate overhead (each a “Segment”, and collectively, the “Segments”). Segment entity valuation methodology (1) Consumer Receivables Palisades Collection, LLC (United States) Palisades Collection, LLC  (International: Colombia and Peru) Discounted Cash Flow (“DCF”) Analysis DCF Analysis Personal Injury Claims Simia Capital, LLC (“Simia”) Sylvave, LLC (“Sylvave”) Arthur Funding, LLC (“Arthur Funding”) DCF Analysis DCF Analysis Selected Public Companies / M&A Transactions Analysis Social Security Disability  Advocacy GAR Disability Advocates, LLC (“GAR”) DCF Analysis Selected Public Companies Analysis Small Business Lending TBD DCF Analysis Corporate Overhead N/A DCF Analysis For each Segment’s DCF analysis, Lincoln utilized the Management Projections, and a capital asset pricing model (“CAPM”)-derived weighted average cost of capital (“WACC”) to discount to present value the future cash flows in the Management Projections. Based on an analysis of the selected public companies used in Lincoln’s analysis and commensurate with the risks related to the Company and each of its Segments, Lincoln used a WACC range of 11.5% to 16.5% for all segments with the exception of GAR, where Lincoln utilized a WACC range of 12.5% to 15.5%, and Small Business Lending, where Lincoln utilized a WACC range of 17.5% to 22.5%, as discussed in further detail herein. Segment Entity Valuation Methodology (1)

Executive Summary

Valuation Summary

Valuation Summary
($ in Thousands, except per share values)

			Low	Mid	High	Value Per Share (1) Low	Mid	High	
	Liquid Financial Assets:								
	Cash And Cash Equivalents (2)		$8,982.0	$8,982.0	$8,982.0	$1.33	$1.32	$1.32	
	Investments (3)		8,078.5	8,078.5	8,078.5	1.20	1.19	1.19	
	Available-For-Sale Securities (3)		55,698.6	55,698.6	55,698.6	8.25	8.21	8.18	
A	**Total Liquid Financial Assets**		$72,759.1	$72,759.1	$72,759.1	$10.78	$10.73	$10.68	
	Segment Enterprise Value (Sum-of-the-Parts Analysis):								
	Consumer Receivables		$16,300.0	$17,000.0	$17,800.0	$2.41	$2.51	$2.61	
	Personal Injury Claims		3,600.0	3,765.0	3,930.0	0.53	0.56	0.58	
	GAR		7,050.0	7,900.0	8,850.0	1.04	1.16	1.30	
	Small Business Lending		20.0	1,170.0	2,570.0	0.00	0.17	0.38	
	Corporate Overhead (4)		(26,200.0)	(23,600.0)	(21,000.0)	(3.88)	(3.48)	(3.08)	
B	**Total Segment Enterprise Value**		$770.0	$6,235.0	$12,150.0	$0.11	$0.92	$1.78	
	Other Assets:								
	Present Value of NOL Tax Benefits		$1,451.4	$1,542.8	$1,646.5	$0.21	$0.23	$0.24	
	Equity Method Investment (Serlefin) (2) (5)		223.0	223.0	223.0	0.03	0.03	0.03	
	Settlements Receivable (2) (6)		757.0	757.0	757.0	0.11	0.11	0.11	Proposed Transaction
	Other Assets (2) (7)		367.0	367.0	367.0	0.05	0.05	0.05	
C	**Total Other Assets**		$2,798.4	$2,889.8	$2,993.5	$0.41	$0.43	$0.44	
D = A + B + C	**Aggregate Equity Value**		$76,327.5	$81,883.9	$87,902.6	$11.31	$12.07	$12.91	$13.10
E	Fully-Diluted Shares Outstanding (1)		6,751,613	6,782,340	6,811,497				
F = D / E	**Value Per Share**		$11.31	$12.07	$12.91				
	Implied Aggregate Equity Value Multiples								
	Book Value (2)	$89,764.0	0.85x	0.91x	0.98x				
	Tangible Book Value (2)	88,354.0	0.86x	0.93x	0.99x				
	LTM Earnings (8)	7,999.7	9.5x	10.2x	11.0x				

(1) Fully-diluted shares outstanding were calculated using the Treasury Stock Method and Lincoln's range of Value Per Share; see Appendix B for additional details
(2) As of March 31, 2020, per Company filings
(3) Reflects market value as of June 18, 2020
(4) Corporate Overhead was calculated on a pre-tax basis on the low end and a post-tax basis on the high end, with the midpoint representing an average of the low and high indications
(5) Relates to the Company's 49% owned joint venture with Serlefin Peru
(6) Relates to a lawsuit filed by the Company against a third-party servicer arising from the servicer's failure to pay certain amounts due under a servicing agreement
(7) Other Assets consists of (i) a Republic Bank Deposit of $196,000 and (ii) a Loan to Serlefin of $171,000
(8) Latest twelve months ended March 31, 2020; Adjusted to add back approximately $1.1 million of non-recurring expenses related to the Proposed Transaction

Note: At the direction of the Special Committee, Lincoln has excluded from its analysis the potential impact of the Derivative Lawsuit, as the Special Committee has attributed no value thereto.

LINCOLN INTERNATIONAL
Asta FUNDING, INC.
9

Summary of Key Changes from April 8, 2020 Presentation

- **Liquid Financial Assets:**
  - Updated for March 31, 2020 balances; publicly-traded securities with market prices updated as of June 18, 2020.

- **Segment Enterprise Values:**
  - Consumer Receivables: Incorporated actual Q2 FY2020 results and updated valuation date to June 18, 2020;
  - Personal Injury Claims: Incorporated actual Q2 FY2020 results for Simia and Sylvave and the latest Arthur Funding portfolio details through June 15, 2020, and updated valuation date to June 18, 2020; Based on improvements in the market capitalizations and corresponding equity value multiples of the selected public companies, Lincoln increased its selected book value multiples for Arthur Funding from a range of 1.00x – 1.25x in the April 8, 2020 presentation to a range of 1.25x – 1.50x in the current analysis.
  - GAR: Incorporated actual Q2 FY2020 results, and updated valuation date to June 18, 2020; Based on improvements in the enterprise values and corresponding enterprise value multiples of the selected public companies, Lincoln increased its selected 2021P EBITDA multiples for GAR from a range of 4.0x – 5.0x in the April 8, 2020 presentation to a range of 5.0x – 6.0x in the current analysis.
  - Small Business Lending: Updated valuation date to June 18, 2020; and
  - Corporate Overhead: Incorporated actual Q2 FY2020 results, and updated valuation date to June 18, 2020; Calculated the value of Corporate Overhead on both a pre-tax and post-tax basis, with a corresponding range of value included in the valuation summary on the prior page.

- **NOL Tax Benefits:**
  - The value of the NOL Tax Benefit decreased slightly due to an decrease in consolidated income throughout the Management Projections as a result of the incorporation of actual Q2 FY2020 results.

- **Other Assets:**
  - Updated for March 31, 2020 balances, per Company SEC filings.

- **Fully-Diluted Shares Outstanding:**
  - Updated the Treasury Stock Method calculations, using Lincoln's range of per share values; See Appendix B for more details.

Source: Management Projections; Market data as of June 18, 2020; Company Management

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

10

Valuation Analysis - Consumer Receivables Section 2

Valuation Analysis – Consumer Receivables Historical and Projected Financial Statements Historical and Projected Financial Performance - Consumer Receivables ($ in Thousands) Finance Income $15,863.0 $14,050.0 $13,338.0 $10,267.0 $7,889.0 $6,138.0 $5,022.0 $4,214.0 $2,915.0 $2,239.0 $1,791.2 $1,433.0 $1,146.4 (22.2%) Other Income $4,077.0 $773.0 $49.0 $120.0 $27.0 $5.0 $5.0 $5.0 $5.0 $5.0 $5.0 $5.0 $5.0 (39.6%) Total Revenue $19,940.0 $14,823.0 $13,387.0 $10,387.0 $7,916.0 $6,143.0 $5,027.0 $4,219.0 $2,920.0 $2,244.0 $1,796.2 $1,438.0 $1,151.4 (22.5%) Growth NA (25.7%) (51.1%) (29.9%) (23.8%) (22.4%) (18.2%) (16.1%) (30.8%) (23.2%) (20.0%) (19.9%) (19.9%) (-) Total Operating Expenses ($1,722.0) ($2,155.0) ($2,070.0) ($1,506.0) ($1,137.0) ($1,032.0) ($877.0) ($767.0) ($659.0) ($584.0) ($584.0) ($584.0) ($584.0) (12.2%) EBITDA $18,218.0 $12,668.0 $11,317.0 $8,881.0 $6,779.0 $5,111.0 $4,150.0 $3,452.0 $2,261.0 $1,660.0 $1,212.2 $854.0 $567.4 (26.7%) Margin 91.4% 85.5% 84.5% 85.5% 85.6% 83.2% 82.6% 81.8% 77.4% 74.0% 67.5% 59.4% 49.3% 74.6% Growth NA (30.5%) (54.2%) (29.9%) (23.7%) (24.6%) (18.8%) (16.8%) (34.5%) (26.6%) (27.0%) (29.6%) (33.6%) Net Working Capital $4,504.0 $2,264.0 $1,538.0 $1,281.0 $455.0 $166.0 $56.0 $40.0 $17.0 $6.0 $0.2 ($4.5) ($8.2) NA as a % of Total Revenue 22.6% 15.3% 11.5% 12.3% 5.7% 2.7% 1.1% 0.9% 0.6% 0.3% 0.0% (0.3%) (0.7%) 2.3% (1) Latest twelve months ended March 31, 2020  Management Projections Long-Term Projections '19A - '29P '20P - '29P FY Ending September 30, 2018A 2019A LTM (1) 2020P 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P 2029P CAGR Avg.

Valuation Analysis - Consumer Receivables dcf analysis - key Assumptions As part of its valuation analysis, Lincoln performed a DCF analysis utilizing the Management Projections for FY2020 through FY2026. Based on discussions with Management, there have not been any new consumer receivable portfolio purchases in several years, and there are no plans to restart consumer receivables portfolio purchases in the near future for either the domestic or international operations of the Consumer Receivables Segment. For the purposes of Lincoln’s analysis, and based on discussions with Management, Lincoln assumed that the Consumer Receivables portfolio would be liquidated at the end of FY2029, after which point the Segment is projected to become unprofitable on a standalone EBITDA basis. As such, no terminal value was contemplated in Lincoln’s DCF analysis. The following is a summary of the key assumptions used in the DCF analysis, extrapolated through FY2029, based on discussions with Management and as approved for Lincoln’s use by the Committee, for the Consumer Receivables Segment: Total revenue and EBITDA are projected to decrease at a CAGR of (22.5%) and (26.7%), respectively, over the FY2019 through FY2029 period; The Consumer Receivables Segment EBITDA margin is projected to decline from 84.5% for the LTM period ended March 31, 2020 to 49.3% in FY2029; Given the run-off nature of the portfolio, Lincoln assumed that the Consumer Receivables Segment would be liquidated at the end of FY2029, after which point the Segment is projected to become unprofitable on a standalone EBITDA basis; Net working capital, calculated on a cash-free, debt-free basis, and including principal collections on each of the U.S. and international consumer receivable portfolios, averages 2.3% of the Consumer Receivables Segment’s total revenue over the FY2020 through FY2029 period; Lincoln utilized a tax rate of 28.1%, per Management; and The resulting discrete cash flows were discounted at a WACC range of 11.5% to 16.5%.

Valuation Analysis - Consumer Receivables DCF Analysis – Summary DCF Analysis - Consumer Receivables ($ in Thousands) Total Revenue $13,387.0 $10,387.0 $7,916.0 $6,143.0 $5,027.0 $4,219.0 $2,920.0 $2,244.0 $1,796.2 $1,438.0 $1,151.4 (22.5%) % Growth (51.1%) (29.9%) (23.8%) (22.4%) (18.2%) (16.1%) (30.8%) (23.2%) (20.0%) (19.9%) (19.9%) EBITDA $11,317.0 $8,881.0 $6,779.0 $5,111.0 $4,150.0 $3,452.0 $2,261.0 $1,660.0 $1,212.2 $854.0 $567.4 (26.7%) % Margin 84.5% 85.5% 85.6% 83.2% 82.6% 81.8% 77.4% 74.0% 67.5% 59.4% 49.3% 74.6% % Growth (37.9%) (29.9%) (23.7%) (24.6%) (18.8%) (16.8%) (34.5%) (26.6%) (27.0%) (29.6%) (33.6%) 4/20 - 9/20 EBIT $3,731.0 $6,779.0 $5,111.0 $4,150.0 $3,452.0 $2,261.0 $1,660.0 $1,212.2 $854.0 $567.4 (-) Pro Forma Taxes @ 28.1% (1,048.8) (1,905.6) (1,436.7) (1,166.6) (970.4) (635.6) (466.6) (340.7) (240.0) (159.5) NOPAT $2,682.2 $4,873.4 $3,674.3 $2,983.4 $2,481.6 $1,625.4 $1,193.4 $871.5 $613.9 $407.9 (+/-) Net Working Capital 257.0 826.0 289.0 110.0 16.0 23.0 11.0 5.8 4.7 3.7 Free Cash Flow $2,939.2 $5,699.4 $3,963.3 $3,093.4 $2,497.6 $1,648.4 $1,204.4 $877.3 $618.6 $411.6 Discount Period 0.03 0.79 1.79 2.79 3.79 4.79 5.79 6.79 7.79 8.79 Discount Factor @ 14.0% 0.9956 0.9021 0.7913 0.6942 0.6089 0.5341 0.4685 0.4110 0.3605 0.3162 Present Value of Unlevered Free Cash Flow $2,926.4 $5,141.6 $3,136.3 $2,147.3 $1,520.8 $880.5 $564.3 $360.6 $223.0 $130.2 Enterprise Value Low Mid High WACC 16.50% 14.00% 11.50% Present Value of Discrete Cash Flows $16,316.9 $17,031.0 $17,824.7 (1) Latest twelve months ended March 31, 2020  Management Projections Long-Term Projections 19A - '29P '20P - '29P FY Ending September 30, LTM (1) 2020P 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P 2029P CAGR Avg. Indicated Enterprise Value (Rounded) $16,300.0 $17,000.0 $17,800.0

Valuation Analysis – Personal Injury Claims Section 3

Valuation Analysis – Personal Injury Claims Historical and Projected Financial Statements – Arthur Funding Historical and Projected Financial Performance - Arthur Funding ($ in Thousands) Personal Injury Claims Income $12.0 $42.0 $139.0 $661.0 $1,739.0 $2,344.0 $2,370.0 $2,361.0 $2,361.0 Total Revenue $12.0 $42.0 $139.0 $661.0 $1,739.0 $2,344.0 $2,370.0 $2,361.0 $2,361.0 Growth NA NA 1058.3% 375.5% 163.1% 34.8% 1.1% (0.4%) 0.0% (-) Total Operating Expenses ($80.0) ($269.0) ($385.0) ($730.0) ($944.0) ($1,071.0) ($1,079.0) ($1,147.0) ($1,158.0) EBITDA ($68.0) ($227.0) ($246.0) ($69.0) $795.0 $1,273.0 $1,291.0 $1,214.0 $1,203.0 Margin (566.7%) (540.5%) (177.0%) (10.4%) 45.7% 54.3% 54.5% 51.4% 51.0% Growth NA NA NM NM NM 60.1% 1.4% (6.0%) (0.9%) Investment in Arthur Funding, Net ($225.0) ($402.0) ($584.0) ($2,700.0) ($3,822.0) ($969.0) $217.8 ($9.0) ($11.0) Free Cash Flow ($671.0) ($2,769.0) ($3,233.7) ($27.0) $1,173.1 $889.4 $879.2 as a % of Total Revenue (482.7%) (418.9%) (186.0%) (1.2%) 49.5% 37.7% 37.2% (1) Latest twelve months ended March 31, 2020  Management Projections FY Ending September 30, 2019A LTM (1) 2020P 2021P 2022P 2023P 2024P 2025P 2026P

Valuation Analysis – Personal Injury Claims Projected Simia and Sylvave Book Value Rollforward Simia and Sylvave Book Value Rollforward 375.0 $250.0 $125.0 $2,623.0 $1,873.0 $1,123.0 $456.0 $0.0 $500.0 $1,000.0 $1,500.0 $2,000.0 $2,500.0 $3,000.0 2020P 2021P 2022P 2023P 2024P  Simia Sylvave Source: Management Projections

Valuation Analysis – Personal Injury Claims DCF Analysis – Key Assumptions As part of its valuation analysis, Lincoln determined the indicated enterprise value of the Company’s Personal Injury Claims Segment by performing a DCF analysis utilizing the Management Projections, and a Selected Public Companies / M&A Transactions Analysis for Arthur Funding using the Company’s invested capital in Arthur Funding as of March 31, 2020 to which Lincoln applied a range of book value multiples. Based on discussions with Management, there have been no new personal injury claims portfolio fundings for either Simia and Sylvave in several years and all new personal injury claims fundings are expected to be completed by the Company’s Arthur Funding Segment. As such, no terminal value was contemplated in Lincoln’s DCF analysis for Simia and Sylvave. The following is a summary of the key assumptions used in the DCF analysis for Simia and Sylvave: Principal and interest cash collections for each of Simia and Sylvave, as displayed on the next page, were projected by Management based on historical realization rates, and are expected to decline to zero by FY2024 as the portfolios are fully wound down; Operating expenses for Simia and Sylvave are correspondingly expected to decline throughout the projection period, per Management; As the collections for each of Simia and Sylvave represent principal and accrued interest, Lincoln projected cash taxes to be zero, based on discussions with Management; and The resulting discrete cash flows were discounted at a WACC range of 11.5% to 16.5%. Source: Management Projections

Valuation Analysis – Personal Injury Claims Simia and Sylvave DCF Analysis – Summary DCF Analysis - Simia and Sylvave ($ in Thousands) 4/20 - 9/20 Principal Collections - Simia $202.0 $101.0 $101.0 $101.0 $101.0 Interest Collections - Simia 48.0 24.0 24.0 24.0 24.0 Principal Collections - Sylvave 336.0 503.0 503.0 503.0 456.0 Interest Collections - Sylvave 164.0 247.0 247.0 164.0 0.0 Total Portfolio Cash Flows $750.0 $875.0 $875.0 $792.0 $581.0 (-) Total Operating Expenses ($14.0) ($27.0) ($27.0) ($27.0) ($11.0) (-) Pro Forma Taxes 0.0 0.0 0.0 0.0 0.0 Free Cash Flow $736.0 $848.0 $848.0 $765.0 $570.0 Discount Period 0.03 0.79 1.79 2.79 3.79 Discount Factor @ 14.0% 0.9956 0.9021 0.7913 0.6942 0.6089 Present Value of Unlevered Free Cash Flow $732.8 $765.0 $671.1 $531.0 $347.1 Enterprise Value Low Mid High WACC 16.5% 14.0% 11.5% Present Value of Discrete Cash Flows $2,949.5 $3,047.0 $3,152.3 (1) Latest twelve months ended March 31, 2020  Management Projections FY Ending September 30, 2020P 2021P 2022P 2023P 2024P Indicated Enterprise Value (Rounded) $2,950.0 $3,050.0 $3,150.0

Valuation Analysis – Personal Injury Claims

Arthur Funding - Selected Public Companies / M&A Transactions Analysis - Summary

- Lincoln considered eight public companies and three selected M&A transactions in the specialty finance industry.
- Lincoln's selected multiples for Arthur Funding were based on a comparative analysis that considered, among other things, certain quantitative and qualitative factors including the following: geographic footprint, relative size, historical and projected financial performance and profitability, the length of time Arthur Funding has been originating new business, and Arthur Funding's revenue and earnings composition.
  - Lincoln further notes that Arthur Funding represents an early stage investment for the Company, having launched in May 2019, and the Segment has not yet generated significant origination volumes. Appendix A contains additional details of Arthur Funding's total originations through June 15, 2020.

Selected Public Companies / M&A Transactions Analysis - Summary

($ in Thousands)

	Selected Public Companies				M&A	Selected Multiples			Financial	Enterprise Value		
Enterprise Value Multiple	Low	-	High	Median	Median	Low	-	High	Statistic (1)	Low	Mid	High
Book Value	0.39x	-	3.93x	1.18x	1.43x	1.25x	-	1.50x	$519.9	$649.9	$714.9	$779.9
						Indicated Equity Value Range (Rounded)				$650.0	$715.0	$780.0

(1) Book Value for Arthur Funding represents the Company's investment in Arthur Funding as of June 15, 2020; see Appendix A for additional details

Note: None of the selected public companies or the target companies in the M&A transactions analysis is identical to Arthur Funding and Lincoln does not have access to non-public information regarding those companies.

Source: Investment in Arthur Funding as of June 15, 2020 was provided by Management. See Appendix A for additional details of Arthur Funding's total originations through June 15, 2020
Note: For purposes of Lincoln's valuation analysis for Arthur Funding, Equity Value is equal to Enterprise Value since there is no corresponding Segment-level leverage

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

20

Valuation Analysis – Personal Injury Claims Valuation Summary Valuation Summary - Personal Injury Funding ($ in Thousands) DCF Analysis - Simia and Sylvave $2,950.0 $3,050.0 $3,150.0 Selected Public Companies / M&A Transactions Analysis - Arthur Funding 650.0 715.0 780.0  Enterprise Value Low Mid High Indicated Enterprise Value Range $3,600.0 $3,765.0 $3,930.0

Valuation Analysis – GAR Section 4

Valuation Analysis – GAR

Historical and Projected Financial Statements

Historical and Projected Financial Performance - GAR

($ in Thousands)

FY Ending September 30,	2018A	2019A	LTM (1)	Management Projections 2020P	2021P	2022P	2023P	2024P	2025P	2026P	'19A - '26P CAGR	'20P - '26P Avg.
Disability Fee Income	$4,598.0	$4,861.0	$4,011.0	$3,684.0	$4,528.0	$4,542.0	$4,633.0	$4,726.0	$4,821.0	$4,917.0	*0.2%*	
Other Income	8.0	48.0	48.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	*NM*	
Total Revenue	$4,606.0	$4,909.0	$4,059.0	$3,684.0	$4,528.0	$4,542.0	$4,633.0	$4,726.0	$4,821.0	$4,917.0	*0.0%*	
Growth	*NA*	*6.6%*	*(43.3%)*	*(25.0%)*	*22.9%*	*0.3%*	*2.0%*	*2.0%*	*2.0%*	*2.0%*		
(-) Total Operating Expenses	($3,511.0)	($3,339.0)	($3,166.0)	($3,186.0)	($3,263.0)	($3,287.0)	($3,312.0)	($3,337.0)	($3,243.0)	($3,269.0)	*(0.3%)*	
EBITDA	$1,095.0	$1,570.0	$893.0	$498.0	$1,265.0	$1,255.0	$1,321.0	$1,389.0	$1,578.0	$1,648.0	*0.7%*	
Margin	*23.8%*	*32.0%*	*22.0%*	*13.5%*	*27.9%*	*27.6%*	*28.5%*	*29.4%*	*32.7%*	*33.5%*		*27.6%*
Growth	*NA*	*43.4%*	*(54.1%)*	*(68.3%)*	*154.0%*	*(0.8%)*	*5.3%*	*5.1%*	*13.6%*	*4.4%*		
Net Working Capital		$446.0	$212.0	$360.0	$323.0	$323.0	$323.0	$323.0	$323.0	$323.0	*(4.5%)*	
as a % of Total Revenue		*9.1%*	*5.2%*	*9.8%*	*7.1%*	*7.1%*	*7.0%*	*6.8%*	*6.7%*	*6.6%*		*7.3%*

(1) Latest twelve months ended March 31, 2020

Note: Five Star Veterans Disability, LLC, a division of GAR ("Five Star"), represents a diminishing portfolio, in which the Company is not actively investing going forward. Five Star future cash collections are projected to be $150,000 in 2020P, $75,000 in 2021P, and $0 in 2022P and thereafter.

Source: Management Projections

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

23

Valuation Analysis – GAR DCF Analysis – Key Assumptions As part of its valuation analysis, Lincoln performed a DCF analysis utilizing the Management Projections for FY2020 through FY2026. Beyond the projection period, Lincoln estimated the continuing value of GAR (the “Terminal Value”) by using a terminal growth rate of 2.0%, based on discussions with Management, reflecting Management’s view of the long-term growth rate of GAR. The following is a summary of the key assumptions used in the DCF analysis for GAR: Total revenue is projected to decrease (25.0%) to $3.7 million in FY2020 followed by a recovery to approximately $4.9 million by FY2026; Total revenue decline in FY2020 is primarily driven by the Social Security Administration approving cases more quickly, which in turn reduces GAR’s revenue per case due to lower levels of retroactive benefits. Total revenue growth beyond FY2022 of approximately 2.0% per year approximates the growth rate of the overall economy, per Management. EBITDA is projected to increase at a CAGR of 0.7% over the FY2019 through FY2026 period; GAR’s EBITDA margin is projected to average 27.6% over the FY2020 through FY2026 period; Net working capital, calculated on a cash-free, debt-free basis, is projected to decline to zero beginning FY2022; Lincoln utilized a tax rate of 28.1%, per Management; and The resulting discrete cash flows and corresponding Terminal Value were discounted at a WACC range of 11.5% to 16.5%.

Valuation Analysis – GAR DCF Analysis – Summary DCF Analysis – GAR ($ in Thousands) Total Revenue $4,059.0 $3,684.0 $4,528.0 $4,542.0 $4,633.0 $4,726.0 $4,821.0 $4,917.0 0.0% % Growth (43.3%) (25.0%) 22.9% 0.3% 2.0% 2.0% 2.0% 2.0% EBITDA $893.0 $498.0 $1,265.0 $1,255.0 $1,321.0 $1,389.0 $1,578.0 $1,648.0 0.7% % Margin 22.0% 13.5% 27.9% 27.6% 28.5% 29.4% 32.7% 33.5% 27.6% % Growth (18.4%) (68.3%) 154.0% (0.8%) 5.3% 5.1% 13.6% 4.4% 4/20 - 9/20 EBIT $324.0 $1,265.0 $1,255.0 $1,321.0 $1,389.0 $1,578.0 $1,648.0 (-) Pro Forma Taxes @ 28.1% (91.1) (355.6) (352.8) (371.3) (390.4) (443.6) (463.3) NOPAT $232.9 $909.4 $902.2 $949.7 $998.6 $1,134.4 $1,184.7 (+/-) Net Working Capital (148.0) 37.0 0.0 0.0 0.0 0.0 0.0 Free Cash Flow $84.9 $946.4 $902.2 $949.7 $998.6 $1,134.4 $1,184.7 Discount Period 0.03 0.79 1.79 2.79 3.79 4.79 5.79 Discount Factor @ 14.0% 0.9956 0.9021 0.7913 0.6942 0.6089 0.5341 0.4685 Present Value of Unlevered Free Cash Flow $84.6 $853.8 $714.0 $659.2 $608.0 $605.9 $555.1 Terminal Value  Calculations Low Mid High WACC 15.5% 14.0% 12.5% Terminal Growth Rate 2.0% 2.0% 2.0% Terminal Free Cash Flow * (1 + Terminal Growth Rate) $1,208.4 $1,208.4 $1,208.4 Capitalization Rate (WACC - Terminal Growth Rate) 13.5% 12.0% 10.5% Terminal Value (Gordon Growth) $8,951.4 $10,070.4 $11,509.0 Discount Factor 0.4344 0.4685 0.5059 Present Value of Terminal Value $3,888.5 $4,718.3 $5,821.9 Enterprise Value Low Mid High Present Value of Discrete Cash Flows $3,925.2 $4,080.6 $4,246.5 (+) Present Value of Terminal Value 3,888.5 4,718.3 5,821.9 Implied Enterprise Value Multiples LTM EBITDA (1) (2) $631.3 12.4x 13.9x 16.0x 2020P EBITDA 498.0 15.7x 17.7x 20.3x 2021P EBITDA 1,265.0 6.2x 7.0x 8.0x LTM Total Revenue (1) 4,059.0 1.92x 2.17x 2.49x (1) Latest twelve months ended March 31, 2020 (2) Adjusted to remove cash collections from Five Star of $261,660 Management Projections '19A - '26P '20P - '26P FY Ending September 30, LTM (1) 2020P 2021P 2022P 2023P 2024P 2025P 2026P CAGR Avg. Indicated Enterprise Value (Rounded) $7,800.0 $8,800.0 $10,100.0

Valuation Analysis – GAR

Selected Public Companies Analysis - Summary

- Lincoln analyzed eight selected public companies in the specialty finance industry.
- Lincoln's selected multiples for GAR were based on a comparative analysis that considered, among other things, certain quantitative and qualitative factors including the following: geographic footprint, relative size, historical and projected financial performance and profitability, and GAR's revenue and earnings composition.

Selected Public Companies Analysis - Summary
($ in Thousands)

	Selected Public Companies				Selected Multiples			Financial	Enterprise Value		
Enterprise Value Multiple	Low	-	High	Median	Low	-	High	Statistic	Low	Mid	High
2021P EBITDA	1.8x	-	4.2x	3.6x	5.0x	-	6.0x	$1,265.0	$6,325.0	$6,957.5	$7,590.0
					Indicated Enterprise Value Range (Rounded)				$6,300.0	$7,000.0	$7,600.0
									Implied Enterprise Value Multiples		
LTM EBITDA (1) (2)	1.6x		4.4x	4.1x				$631.3	10.0x	11.1x	12.0x
2020P EBITDA	2.0x		7.9x	4.4x				$498.0	12.7x	14.1x	15.3x
LTM Total Revenue (1)	1.64x		4.43x	4.10x				$4,059.0	1.55x	1.72x	1.87x

(1) Latest twelve months ended March 31, 2020
(2) Adjusted to remove cash collections from Five Star of $261,660

Note: None of the selected public companies is identical to GAR and Lincoln does not have access to non-public information regarding those companies.

Source: Management Projections

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

26

Valuation Analysis – GAR Valuation – Summary Valuation Summary – GAR ($ in Thousands) DCF Analysis $7,800.0 $8,800.0 $10,100.0 Selected Public Companies Analysis 6,300.0 7,000.0 7,600.0 Implied Enterprise Value Multiples LTM EBITDA (1) (2) $631.3 11.2x 12.5x 14.0x 2020P EBITDA 498.0 14.2x 15.9x 17.8x 2021P EBITDA 1,265.0 5.6x 6.2x 7.0x LTM Total Revenue (1) 4,059.0 1.74x 1.95x 2.18x (1) Latest twelve months ended March 31, 2020 (2) Adjusted to remove cash collections from Five Star of $261,660 Enterprise Value Low Mid High Indicated Enterprise Value Range $7,050.0 $7,900.0 $8,850.0

Valuation Analysis – Small Business Lending Section 5

Valuation Analysis – Small Business Lending
Historical and Projected Financial Statements

Historical and Projected Financial Performance - Small Business Lending
($ in Thousands)

	Management Projections						
FY Ending September 30,	2020P	2021P	2022P	2023P	2024P	2025P	2026P
Small Business Lending Fee Income	$0.0	$923.0	$2,407.0	$4,087.0	$5,549.0	$5,857.0	$6,197.0
Total Revenue	$0.0	$923.0	$2,407.0	$4,087.0	$5,549.0	$5,857.0	$6,197.0
Growth		*NA*	*160.8%*	*69.8%*	*35.8%*	*5.6%*	*5.8%*
(-) Advertising	$0.0	($160.0)	($100.0)	($100.0)	($140.0)	($140.0)	($160.0)
(-) Bad Debt Expenses	0.0	(413.0)	(945.0)	(1,598.0)	(2,115.0)	(2,316.0)	(2,466.0)
(-) Office Salaries	0.0	(317.0)	(626.0)	(801.0)	(873.0)	(949.0)	(1,039.0)
(-) Payroll Taxes	0.0	(32.0)	(63.0)	(80.0)	(87.0)	(95.0)	(104.0)
(-) Professional Fees	0.0	(69.0)	(42.0)	(42.0)	(48.0)	(48.0)	(48.0)
(-) Office Expense	0.0	(18.0)	(18.0)	(36.0)	(36.0)	(36.0)	(60.0)
(-) Total Operating Expenses	$0.0	($1,009.0)	($1,794.0)	($2,657.0)	($3,299.0)	($3,584.0)	($3,877.0)
EBITDA	$0.0	($86.0)	$613.0	$1,430.0	$2,250.0	$2,273.0	$2,320.0
Margin	*NA*	*(9.3%)*	*25.5%*	*35.0%*	*40.5%*	*38.8%*	*37.4%*
Growth	*NA*		*NM*	*133.3%*	*57.3%*	*1.0%*	*2.1%*
Net Income	$0.0	($60.0)	$429.0	$1,001.0	$1,575.0	$1,591.0	$1,624.0
Margin	*NA*	*(6.5%)*	*17.8%*	*24.5%*	*28.4%*	*27.2%*	*26.2%*
Growth	*NA*		*NM*	*133.3%*	*57.3%*	*1.0%*	*2.1%*
Return on Equity	*NA*	*(2.4%)*	*5.6%*	*6.9%*	*6.9%*	*5.1%*	*4.2%*
Investment in Small Business Lending	$0.0	$2,485.0	$7,673.0	$14,508.0	$22,752.0	$30,991.0	$39,096.0

(1) Latest twelve months ended March 31, 2020

Source: Management Projections
Note: Investment in Small Business Lending represents the Company's loan outlays, net of cash collections and bad debt expense

LINCOLN INTERNATIONAL
Asta FUNDING, INC.
29

Valuation Analysis – Small Business Lending DCF Analysis – Key Assumptions As part of its valuation analysis, Lincoln performed a DCF analysis utilizing the Management Projections for FY2020 through FY2026. Based on discussions with Management, the Company’s new Small Business Lending Segment is expected to begin generating revenue in FY2021. The opportunity was recently developed by a non-independent director of the Company, who was charged with finding new areas of growth for the Company to deploy capital. Lincoln estimated the Terminal Value of Small Business Lending by using a terminal book value multiple of 1.5x, based on an analysis of selected public companies. The following is a summary of the key assumptions used in the DCF analysis for Small Business Lending: Total revenue is expected to grow to approximately $6.2 million by FY2026 as the Segment grows its loan portfolio; Small Business Lending’s EBITDA margin is projected to increase from (9.3%) to 37.4% by FY2026, inclusive of bad debt expense which is forecasted to be 5.0% of advances; Lincoln utilized a tax rate of 28.1%, per Management; and ‒ The resulting discrete cash flows and Terminal Value were discounted at a WACC range of 17.5% to 22.5%, which is commensurate with venture-like rates of return given the uncertainty and risk associated with the early-stage development nature of the Small Business Lending Segment.

Valuation Analysis – Small Business Lending DCF Analysis – Summary DCF Analysis - Small Business Lending ($ in Thousands) Total Revenue $0.0 $923.0 $2,407.0 $4,087.0 $5,549.0 $5,857.0 $6,197.0 % Growth NA NA 160.8% 69.8% 35.8% 5.6% 5.8% EBITDA $0.0 ($86.0) $613.0 $1,430.0 $2,250.0 $2,273.0 $2,320.0 % Margin NA (9.3%) 25.5% 35.0% 40.5% 38.8% 37.4% % Growth NA NA NM 133.3% 57.3% 1.0% 2.1% 4/20 - 9/20 EBIT $0.0 ($86.0) $613.0 $1,430.0 $2,250.0 $2,273.0 $2,320.0 (-) Pro Forma Taxes @ 28.1% 0.0 0.0 (172.3) (401.8) (632.3) (638.7) (651.9) NOPAT $0.0 ($86.0) $440.7 $1,028.2  1,617.8 $1,634.3 $1,668.1 (-) Investment in Small Business Lending 0.0 (2,485.0) (5,188.0) (6,835.0) (8,244.0) (8,239.0) (8,105.0) Free Cash Flow $0.0 ($2,571.0) ($4,747.3) ($5,806.8) ($6,626.3) ($6,604.7) ($6,436.9) Discount Period 0.03 0.79 1.79 2.79 3.79 4.79 5.79 Discount Factor @ 20.0% 0.9939 0.8665 0.7221 0.6017 0.5014 0.4179 0.3482 Present Value of Unlevered Free Cash Flow $0.0 ($2,227.7) ($3,427.8) ($3,494.1) ($3,322.6) ($2,759.8) ($2,241.4) Terminal Value Calculations Low Mid High Terminal Book Value $39,096.0  39,096.0 $39,096.0 Terminal Book Multiple 1.50x 1.50x 1.50x Terminal Value (Terminal Multiple) $58,644.0 $58,644.0 $58,644.0 Discount Factor 0.2792 0.3179 0.3629 Present Value of Terminal Value $16,375.3 $18,641.5 $21,279.3 Enterprise Value Low Mid High Discount Rate 22.5% 20.0% 17.5% Present Value of Discrete Cash Flows ($16,357.7) ($17,473.5) ($18,711.7) (+) Present Value of Terminal Value 16,375.3 18,641.5 21,279.3  Management Projections FY Ending September 30, 2020P 2021P 2022P 2023P 2024P 2025P 2026P Indicated Enterprise Value (Rounded) $20.0 $1,170.0 $2,570.0

Valuation Analysis – Corporate Overhead Section 6

Valuation Analysis – Corporate Overhead Historical and Projected Financial Statements Historical and Projected Financial Performance - Corporate Overhead ($ in Thousands) Corporate Overhead Expenses ($9,292.0) ($7,831.0) ($7,579.0) ($7,927.0) ($6,546.0) ($6,182.0) ($6,012.0) ($5,258.0) ($4,837.0) ($4,713.0) Growth NA (15.7%) (44.9%) 1.2% (17.4%) (5.6%) (2.7%) (12.5%) (8.0%) (2.6%) % of Total Company Revenue 41.8% 37.1% NA 52.8% 46.8% 41.7% 37.4% 31.2% 30.3% 30.0% Total Capital Expenditures $0.0 $119.0 $119.0 $0.0 $100.0 $0.0 $50.0 $50.0 $0.0 $0.0 Net Working Capital $4,109.0 ($686.0) ($955.0) ($1,774.0) ($2,042.0) ($1,809.0) ($1,730.0) ($1,800.0) ($1,784.0) ($1,819.0) (1) Latest twelve months ended March 31, 2020  Management Projections Long-Term Projections FY Ending September 30, LTM (1) 2020P 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P Indicated Enterprise Value (Rounded) ($26,200.0) ($27,800.0) ($29,600.0)

Valuation Analysis – Corporate Overhead DCF Analysis – Key Assumptions As part of its valuation analysis, Lincoln performed a DCF analysis utilizing the Management Projections for FY2020 through FY2026. Based on discussions with the Special Committee and with the Special Committee’s approval, Lincoln assumed that the Company would cease operating when each of the Company’s Consumer Receivables Segment, the Simia and Sylvave portfolios have liquidated, and the Company’s other Segments have matured and would be able to be sold to facilitate the wind down of the Company. As such, no terminal value was contemplated in Lincoln’s DCF analysis for corporate overhead. The following is a summary of the key assumptions used in the DCF analysis, extrapolated through FY2028, based on discussions with Management and as approved for Lincoln’s use by the Committee, for the Company’s corporate overhead: Corporate overhead expenses are expected to decrease period over period in consideration of the wind-down of Consumer Receivables and Simia / Slyvave; Total capital expenditures are projected to be $100,000 for FY2021 and $50,000 for each of FY2023 and FY2024; Net working capital, calculated on a cash-free, debt-free basis, is projected to average ($1.8) million over the FY2020 through FY2026 period; Lincoln utilized a tax rate of 28.1%, per Management for the post-tax Corporate Overhead scenario; and The resulting discrete cash flows were discounted at a WACC range of 11.5% to 16.5%.

Valuation Analysis – Corporate Overhead DCF Analysis – Summary (Pre-Tax) DCF Analysis - Corporate Overhead (Pre-Tax) ($ in Thousands) Corporate Overhead Expenses ($7,579.0) ($7,927.0) ($6,546.0) ($6,182.0) ($6,012.0) ($5,258.0) ($4,837.0) ($4,713.0) ($3,142.0) ($1,571.0) 4/20 - 9/20 EBIT ($3,731.3) ($6,656.3) ($6,192.3) ($6,063.7) ($5,303.6) ($4,853.9) ($4,728.0) ($3,145.4) ($1,573.7) (-) Pro Forma Taxes @ 0.0% 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 NOPAT ($3,731.3) ($6,656.3) ($6,192.3) ($6,063.7) ($5,303.6) ($4,853.9) ($4,728.0) ($3,145.4) ($1,573.7) (+) Tax Depreciation $10.3 $110.3 $10.3 $51.7 $45.6 $16.9 $15.0 $3.4 $2.7 (-) Capital Expenditures 0.0 (100.0) 0.0 (50.0) (50.0) 0.0 0.0 0.0 0.0 (+/-) Net Working Capital 819.0 268.0 (233.0) (79.0) 70.0 (16.0) 35.0 0.0 0.0 Free Cash Flow ($2,902.0) ($6,378.0) ($6,415.0) ($6,141.0) ($5,238.0) ($4,853.0) ($4,678.0) ($3,142.0) ($1,571.0) Discount Period 0.03 0.79 1.79 2.79 3.79 4.79 5.79 6.79 7.79 Discount Factor @ 14.0% 0.9956 0.9021 0.7913 0.6942 0.6089 0.5341 0.4685 0.4110 0.3605 Present Value of Unlevered Free Cash Flow ($2,889.4) ($5,753.7) ($5,076.4) ($4,262.8) ($3,189.5) ($2,592.1) ($2,191.8) ($1,291.3) ($566.4) Enterprise Value Low Mid High WACC 16.5% 14.0% 11.5% Present Value of Discrete Cash Flows ($26,240.7) ($27,813.5) ($29,579.5) (1) Latest twelve months ended March 31, 2020  Management Projections Long-Term Projections FY Ending September 30, LTM (1) 2020P 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P Indicated Enterprise Value (Rounded) ($26,200.0) ($27,800.0) ($29,600.0)

Valuation Analysis – Corporate Overhead DCF Analysis – Summary (Post-Tax) DCF Analysis - Corporate Overhead (Post-Tax) ($ in Thousands) Corporate Overhead Expenses ($7,579.0) ($7,927.0) ($6,546.0) ($6,182.0) ($6,012.0) ($5,258.0) ($4,837.0) ($4,713.0) ($3,142.0) ($1,571.0) 4/20 - 9/20 EBIT ($3,731.3) ($6,656.3) ($6,192.3) ($6,063.7) ($5,303.6) ($4,853.9) ($4,728.0) ($3,145.4) ($1,573.7) (-) Pro Forma Taxes @ 28.1% 1,048.9 1,871.1 1,740.7 1,704.5 1,490.8 1,364.4 1,329.0 884.2 442.4 NOPAT ($2,682.4) ($4,785.2) ($4,451.6) ($4,359.2) ($3,812.8) ($3,489.5) ($3,399.0) ($2,261.2) ($1,131.3) (+) Tax Depreciation $10.3 $110.3 $10.3 $51.7 $45.6 $16.9 $15.0 $3.4 $2.7 (-) Capital Expenditures 0.0 (100.0) 0.0 (50.0) (50.0) 0.0 0.0 0.0 0.0 (+/-) Net Working Capital 819.0 268.0 (233.0) (79.0) 70.0 (16.0) 35.0 0.0 0.0 Free Cash Flow ($1,853.1) ($4,506.9) ($4,674.3) ($4,436.5) ($3,747.2) ($3,488.6) ($3,349.0) ($2,257.8) ($1,128.6) Discount Period 0.03 0.79 1.79 2.79 3.79 4.79 5.79 6.79 7.79 Discount Factor @ 14.0% 0.9956 0.9021 0.7913 0.6942 0.6089 0.5341 0.4685 0.4110 0.3605 Present Value of Unlevered Free Cash Flow ($1,845.1)  ($4,065.8) ($3,699.0) ($3,079.6) ($2,281.7) ($1,863.3) ($1,569.1) ($928.0) ($406.9) Enterprise Value Low Mid High WACC 16.5% 14.0% 11.5% Present Value of Discrete Cash Flows ($18,608.2) ($19,738.4) ($21,007.6) (1) Latest twelve months ended March 31, 2020  Management Projections Long-Term Projections FY Ending September 30, LTM (1) 2020P 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P Indicated Enterprise Value (Rounded) ($18,600.0) ($19,700.0) ($21,000.0)

Valuation Support Appendix A

Valuation Support Historical and Projected Financial Statements – Consumer Receivables (U.S.) Historical and Projected Financial Performance - Consumer Receivables (U.S.) (1) ($ in Thousands) Finance Income $12,190.4 $10,797.1 $10,250.0 $8,035.9 $6,465.9 $5,241.4 $4,355.6 $3,660.0 $2,777.0 $2,239.0 $1,791.2 $1,433.0 $1,146.4 (20.1%) Other Income $3,133.1 $594.0 $37.7 $92.2 $20.7 $3.8 $3.8 $3.8 $3.8 $5.0 $5.0 $5.0 $5.0 (38.0%) Total Revenue $15,323.4 $11,391.1 $10,287.6 $8,128.1 $6,486.7 $5,245.2 $4,359.4 $3,663.8 $2,780.8 $2,244.0 $1,796.2 $1,438.0 $1,151.4 (20.5%) Growth NA (25.7%) (51.1%) (28.6%) (20.2%) (19.1%) (16.9%) (16.0%) (24.1%) (19.3%) (20.0%) (19.9%) (19.9%) (-) Total Operating Expenses ($1,323.3) ($1,656.1) ($1,590.7) ($1,157.3) ($910.9) ($867.4) ($749.9) ($656.9) ($625.0) ($584.0) ($584.0) ($584.0) ($584.0) (9.9%) EBITDA $14,000.1 $9,735.1 $8,696.9 $6,970.8 $5,575.7 $4,377.8 $3,609.5 $3,006.9 $2,155.8 $1,660.0 $1,212.2 $854.0 $567.4 (24.7%) Margin 91.4% 85.5% 84.5% 85.8% 86.0% 83.5% 82.8% 82.1% 77.5% 74.0% 67.5% 59.4% 49.3% 74.8% Growth NA (30.5%) (54.2%) (28.4%) (20.0%) (21.5%) (17.5%) (16.7%) (28.3%) (23.0%) (27.0%) (29.6%) (33.6%) Net Working Capital $3,461.2 $1,739.8 $1,181.9 $984.4 $349.7 $127.6 $43.0 $30.7 $13.1 $4.6 ($1.2) ($5.9) ($9.6) NA as a % of Total Revenue 22.6% 15.3% 11.5% 12.1% 5.4% 2.4% 1.0% 0.8% 0.5% 0.2% (0.1%) (0.4%) (0.8%) 2.1% (1) Total operating expenses have been allocated between the U.S. and International Consumer Receivables Segments based on each of the U.S. and International Segment's respective total revenue contribution (2) Latest twelve months ended March 31, 2020  Consumer Receivables (U.S.) Projections Long-Term Projections '19A - '29P '20P - '29P FY Ending September 30, 2018A 2019A LTM (2) 2020P 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P 2029P CAGR Avg.

Valuation Support

Historical and Projected Financial Statements - Consumer Receivables (International)

Historical and Projected Financial Performance - Consumer Receivables (International) (1)

($ in Thousands)

				Consumer Receivables (International) Projections						'19A - '25P	'20P - '25P
FY Ending September 30,	**2018A**	**2019A**	**LTM (2)**	**2020P**	**2021P**	**2022P**	**2023P**	**2024P**	**2025P**	**CAGR**	**Avg.**
Finance Income	$3,672.6	$3,252.9	$3,088.0	$2,231.1	$1,423.1	$896.6	$666.4	$554.0	$138.0	*(40.9%)*	
Other Income	943.9	179.0	11.3	27.8	6.3	1.2	1.2	1.2	1.2	*(56.8%)*	
Total Revenue	$4,616.6	$3,431.9	$3,099.4	$2,258.9	$1,429.3	$897.8	$667.6	$555.2	$139.2	*(41.4%)*	
Growth	*NA*	*(25.7%)*	*(51.1%)*	*(34.2%)*	*(36.7%)*	*(37.2%)*	*(25.6%)*	*(16.8%)*	*(74.9%)*		
(-) Total Operating Expenses	($398.7)	($498.9)	($479.3)	($348.7)	($226.1)	($164.6)	($127.1)	($110.1)	($34.0)	*(36.1%)*	
EBITDA	$4,217.9	$2,932.9	$2,620.1	$1,910.2	$1,203.3	$733.2	$540.5	$445.1	$105.2	*(42.6%)*	
Margin	*91.4%*	*85.5%*	*84.5%*	*84.6%*	*84.2%*	*81.7%*	*81.0%*	*80.2%*	*75.6%*		*81.2%*
Growth	*NA*	*(30.5%)*	*(54.2%)*	*(34.9%)*	*(37.0%)*	*(39.1%)*	*(26.3%)*	*(17.7%)*	*(76.4%)*		
Net Working Capital	$1,042.8	$524.2	$356.1	$296.6	$105.3	$38.4	$13.0	$9.3	$3.9	*(55.7%)*	
as a % of Total Revenue	*22.6%*	*15.3%*	*11.5%*	*13.1%*	*7.4%*	*4.3%*	*1.9%*	*1.7%*	*2.8%*		*5.2%*

(1) Total operating expenses were allocated between the U.S. and International Consumer Receivables Segments based on each of the U.S. and International Segment's respective total revenue contribution

(2) Latest twelve months ended March 31, 2020

Source: Management Projections

Note: Net Working Capital includes (i) changes in operating assets and liabilities and (ii) principal collections from the international consumer receivables portfolio

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Valuation Support

Portfolio Details - Arthur Funding

Arthur Funding - Fundings by Client

($ actual)

Date Funded	Redacted Client Name	Funded Amount
05/22/19	Client 1	$8,532.50
06/20/19	Client 1	2,000.00
07/25/19	Client 1	1,500.00
08/29/19	Client 1	2,500.00
09/30/19	Client 1	3,000.00
10/25/19	Client 1	5,000.00
12/23/19	Client 1	2,500.00
02/19/20	Client 1	1,500.00
06/06/19	Client 2	35,604.00
07/05/19	Client 2	1,000.00
08/05/19	Client 2	1,000.00
09/05/19	Client 2	1,000.00
10/04/19	Client 2	1,000.00
11/05/19	Client 2	1,000.00
12/05/19	Client 2	1,000.00
01/06/20	Client 2	1,000.00
02/05/20	Client 2	1,000.00
03/05/20	Client 2	1,000.00
04/09/20	Client 2	1,000.00
05/07/20	Client 2	1,000.00
06/10/20	Client 2	1,000.00
06/06/19	Client 3	34,370.00
07/15/19	Client 3	4,000.00
08/15/19	Client 3	4,000.00
09/16/19	Client 3	4,000.00
10/15/19	Client 3	4,000.00
11/15/19	Client 3	4,000.00
12/11/19	Client 3	1,500.00
12/13/19	Client 3	4,000.00

Arthur Funding - Fundings by Client (continued)

($ actual)

Date Funded	Redacted Client Name	Funded Amount
01/21/20	Client 3	4,000.00
02/13/20	Client 3	4,500.00
06/11/19	Client 4	1,355.34
08/16/19	Client 4	10,000.00
08/28/19	Client 4	1,500.00
10/01/19	Client 4	1,500.00
11/01/19	Client 4	1,500.00
11/27/19	Client 4	1,500.00
01/06/20	Client 4	1,500.00
02/03/20	Client 4	1,500.00
03/05/20	Client 4	1,500.00
04/10/20	Client 4	1,500.00
05/07/20	Client 4	1,500.00
06/04/20	Client 4	1,500.00
06/13/19	Client 5	$3,460.00
07/05/19	Client 5	1,000.00
07/25/19	Client 5	10,000.00
09/03/19	Client 5	2,000.00
10/15/19	Client 5	1,500.00
12/09/19	Client 5	2,500.00
01/16/20	Client 5	2,000.00
02/10/20	Client 5	1,500.00
06/17/19	Client 6	37,500.00
07/26/19	Client 7	17,245.50
09/09/19	Client 7	1,000.00
11/22/19	Client 7	1,000.00
02/03/20	Client 7	1,000.00
03/23/20	Client 7	1,500.00
05/11/20	Client 7	1,000.00

Arthur Funding - Fundings by Client (continued)

($ actual)

Date Funded	Redacted Client Name	Funded Amount
07/30/19	Client 8	2,000.00
09/10/19	Client 8	2,000.00
10/04/19	Client 8	2,500.00
12/04/19	Client 8	2,500.00
01/02/20	Client 8	1,000.00
09/05/19	Client 9	5,000.00
11/05/19	Client 10	10,000.00
02/24/20	Client 11	5,000.00
02/28/20	Client 12	5,000.00
03/25/20	Client 12	5,000.00
05/01/20	Client 12	5,000.00
05/28/20	Client 12	5,000.00
03/13/20	Client 13	5,000.00
03/18/20	Client 14	22,548.69
04/02/20	Client 15	3,500.00
04/22/20	Client 16	5,000.00
05/20/20	Client 17	5,000.00
05/22/20	Client 18	3,000.00
05/22/20	Client 19	10,000.00
06/11/20	Client 19	10,000.00
05/27/20	Client 20	10,000.00
05/27/20	Client 21	49,829.25
05/29/20	Client 22	15,000.00
06/03/20	Client 23	7,500.00
06/04/20	Client 24	40,000.00
06/04/20	Client 25	6,000.00
06/05/20	Client 26	23,000.00
06/11/20	Client 27	1,500.00
Total		**$519,945.28**

Source: Management

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Valuation Support
Portfolio Details - Arthur Funding (continued)

Arthur Funding - Fundings by Client
($ actual)

Date Funded	Redacted Client Name	Funded Amount
Various	Client 1	$26,532.50
Various	Client 2	47,604.00
Various	Client 3	68,370.00
Various	Client 4	26,355.34
Various	Client 5	23,960.00
6/17/2019	Client 6	37,500.00
Various	Client 7	22,745.50
Various	Client 8	10,000.00
9/5/2019	Client 9	5,000.00
11/5/2019	Client 10	10,000.00
2/24/2020	Client 11	5,000.00
Various	Client 12	20,000.00
3/13/2020	Client 13	5,000.00
3/18/2020	Client 14	22,548.69
4/2/2020	Client 15	3,500.00
4/22/2020	Client 16	5,000.00
5/20/2020	Client 17	5,000.00
5/22/2020	Client 18	3,000.00
Various	Client 19	20,000.00
5/27/2020	Client 20	10,000.00
5/27/2020	Client 21	49,829.25
5/29/2020	Client 22	15,000.00
6/3/2020	Client 23	7,500.00
6/4/2020	Client 24	40,000.00
6/4/2020	Client 25	6,000.00
6/5/2020	Client 26	23,000.00
6/11/2020	Client 27	1,500.00
Total		$519,945.28

Arthur Funding - Fundings by Month
($ actual)

Month Funded	Funded Amount
May 2019	$8,532.50
June 2019	114,289.34
July 2019	36,745.50
August 2019	19,000.00
September 2019	18,000.00
October 2019	15,500.00
November 2019	19,000.00
December 2019	14,000.00
January 2020	9,500.00
February 2020	21,000.00
March 2020	36,548.69
April 2020	11,000.00
May 2020	106,329.25
June 2020	90,500.00
Total	$519,945.28

Source: Management

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Asta FUNDING, INC.
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Valuation Support – Personal Injury Claims & GAR Portfolio Details – Arthur Funding (continued) Selected Public Companies Analysis - Enterprise Valuation Multiples ($ in millions) Arrow Global Group PLC $1.13 29.66% NA NMF NMF NMF NMF Axactor SE 0.70 32.57% $1,254.8 4.3x 7.9x 4.2x 4.27x Cembra Money Bank AG 100.45 76.98% NA NMF NMF NMF NMF Collection House Limited 0.74 75.45% 208.7 1.6x 2.0x 1.8x 1.64x Credit Acceptance Corporation 434.08 86.88% NA NMF NMF NMF NMF Encore Capital Group, Inc. 36.39 90.61% 4,395.4 3.3x 3.1x 2.8x 3.26x KRUK Spólka Akcyjna 27.49 55.93% 1,132.8 4.1x 4.6x 3.6x 4.10x PRA Group, Inc. 38.11 95.63% 4,585.0 4.4x 4.4x 4.0x 4.43x Selected Public Companies Analysis - Equity Valuation Multiples ($ in millions) Arrow Global Group PLC $1.13 29.66% $199.4 0.76x NMF 5.4x Axactor SE 0.70 32.57% 130.6 0.39x 0.52x 5.9x Cembra Money Bank AG 100.45 76.98% 2,951.1 2.62x 3.40x 17.6x Collection House Limited 0.74 75.45% 103.3 0.86x 1.06x NMF Credit Acceptance Corporation 434.08 86.88% 7,740.0 3.93x 3.93x 20.0x Encore Capital Group, Inc. 36.39 90.61% 1,163.5 1.26x NMF 10.6x KRUK Spólka Akcyjna 27.49 55.93% 521.5 1.11x 1.17x 18.9x PRA Group, Inc. 38.11 95.63% 1,775.2 1.62x 2.67x 19.4x Average $79.89 67.96% $2,315.3 3.5x 4.4x 3.3x 3.54x Median 31.94 76.21% 1,254.8 4.1x 4.4x 3.6x 4.10x Average $79.89 67.96% $1,823.1 1.57x 2.12x 13.9x Median 31.94 76.21% 842.5 1.18x 1.92x 17.6x

Valuation Support – Small Business Lending

Selected Public Companies - Valuation Multiples

Selected Public Companies Analysis - Enterprise Valuation Multiples

($ in millions)

Company Name	Stock Price as of 6/18/20	% of 52 Week High	Enterprise Value	Enterprise Value as a Multiple of LTM EBITDA	2020 EBITDA	2021 EBITDA	LTM Revenue
Atlanticus Holdings Corporation	$12.00	65.34%	NA	NMF	NMF	NMF	NMF
Enova International, Inc.	14.43	49.20%	NA	NMF	NMF	NMF	NMF
EZCORP, Inc.	6.18	60.59%	$606.2	0.7x	0.7x	0.6x	0.70x
Marlin Business Services Corp.	7.93	31.17%	NA	NMF	NMF	NMF	NMF
On Deck Capital, Inc.	0.97	20.66%	NA	NMF	NMF	NMF	NMF
Regional Management Corp.	18.64	53.36%	991.7	2.7x	2.8x	2.7x	2.75x
World Acceptance Corporation	68.82	39.15%	1,010.5	1.7x	1.6x	1.5x	1.71x
Average	$18.42	45.64%	$869.5	1.7x	1.7x	1.6x	1.72x
Median	12.00	49.20%	991.7	1.7x	1.6x	1.5x	1.71x

Selected Public Companies Analysis - Equity Valuation Multiples

($ in millions)

Company Name	Stock Price as of 6/18/20	% of 52 Week High	Market Capitalization	Equity Value as a Multiple of Book Value	Tangible Book Value	LTM Earnings
Atlanticus Holdings Corporation	$12.00	65.34%	$172.9	NMF	NMF	8.6x
Enova International, Inc.	14.43	49.20%	433.5	1.02x	2.66x	5.2x
EZCORP, Inc.	6.18	60.59%	340.3	0.50x	0.96x	NMF
Marlin Business Services Corp.	7.93	31.17%	93.2	0.49x	0.51x	9.7x
On Deck Capital, Inc.	0.97	20.66%	56.8	0.27x	0.27x	NMF
Regional Management Corp.	18.64	53.36%	208.4	0.83x	0.86x	7.1x
World Acceptance Corporation	68.82	39.15%	468.3	1.19x	1.29x	19.4x
Average	$18.42	45.64%	$253.3	0.72x	1.09x	10.0x
Median	12.00	49.20%	208.4	0.67x	0.91x	8.6x

Source: S&P Capital IQ and public filings

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Valuation Support
Selected M&A Transactions Analysis

Selected M&A Transactions Analysis
($ in millions)

Closed Date	Target	Acquirer	Target Description	Equity Value	Equity Value / Book Value	Equity Value / LTM Earnings
Jul-14	Aktiv Kapital ASA	Portfolio Recovery Associates, Inc. (nka:PRA Group, Inc.)	As of July 16, 2014, Aktiv Kapital ASA was acquired by PRA Group, Inc. Aktiv Kapital ASA, together with its subsidiaries, engages in the acquisition, collection, and management of unsecured non-performing loans.	$872.6	2.02x	6.1x
Jun-13	Asset Acceptance Capital Corp.	Encore Capital Group, Inc.	Asset Acceptance Capital Corp. engages in the purchase and collection of defaulted and charged-off accounts receivable portfolios from consumer credit originators in the United States.	215.2	1.43x	36.6x
Mar-12	Aktiv Kapital ASA	Geveran Trading Co., Ltd.	As of July 16, 2014, Aktiv Kapital ASA was acquired by PRA Group, Inc. Aktiv Kapital ASA, together with its subsidiaries, engages in the acquisition, collection, and management of unsecured non-performing loans.	1,416.3	0.94x	5.4x
Average				**$834.7**	**1.46x**	**16.0x**
Median				**872.6**	**1.43x**	**6.1x**

Source: S&P Capital IQ and public filings

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Fully-Diluted Shares Outstanding Appendix B

Fully-Diluted Shares Outstanding Fully-Diluted Shares Outstanding Low Mid High Shares Outstanding (1) 6,567,765 6,567,765 6,567,765 Options Outstanding (2) 183,848 214,575 243,732 Fully-Diluted Shares Oustanding 6,751,613 6,782,340 6,811,497

Asta Trading Analysis Appendix C

Asta Trading Analysis
Ownership and Common Stock Overview

Shareholder	Total Shares	% of Total
Stern, Ricky	2,237,472	34.1%
Asta Group, Inc.	842,000	12.8%
Stern, Gary	635,477	9.7%
RBF Capital LLC	583,198	8.9%
BlackRock, Inc.	278,753	4.2%
Emily Stern 2012 Gst Trust	243,278	3.7%
Stern, Arthur	100,684	1.5%
Dimensional Fund Advisors L.P.	84,433	1.3%
The Vanguard Group, Inc.	76,251	1.2%
Bridgeway Capital Management, Inc.	53,600	0.8%
Top 10 Shareholders	**5,135,146**	**78.2%**
All Other Shareholders	1,432,619	21.8%
Total Shares Outstanding	**6,567,765**	**100.0%**


Public and Other 29.0%
Institutional 8.9%
Insiders 62.1%

Asta - Common Stock Overview	
Stock Price as of June 18, 2020	$11.32
Stock Price as of June 18, 2019	7.09
Stock Price as of June 18, 2018	3.60
30-Day Volume Weighted Average Price ("VWAP")	$11.67
60-Day VWAP	11.52
90-Day VWAP	10.77
52-Week Average Closing Price	$9.19
52-Week High Closing Price	12.54
52-Week Low Closing Price	6.51
104-Week Average Closing Price	$6.84
104-Week High Closing Price	12.54
104-Week Low Closing Price	2.85

Source: S&P Capital IQ

Asta - Historical Daily Trading Volume					
One-Week Average	12,055	Two-Week Average	11,019	One-Month Average	10,930
% of Shares Outstanding	0.2%	% of Shares Outstanding	0.2%	% of Shares Outstanding	0.2%
% of Float	0.6%	% of Float	0.6%	% of Float	0.6%
Two-Month Average	10,060	Six-Month Average	10,548	One-Year Average	7,569
% of Shares Outstanding	0.2%	% of Shares Outstanding	0.2%	% of Shares Outstanding	0.1%
% of Float	0.5%	% of Float	0.6%	% of Float	0.4%
Two-Year Average	7,003	Three-Year Average	9,176	Four-Year Average	10,466
% of Shares Outstanding	0.1%	% of Shares Outstanding	0.1%	% of Shares Outstanding	0.2%
% of Float	0.4%	% of Float	0.5%	% of Float	0.6%
Total Shares Outstanding	6,567,765				
Public Float Shares	1,876,070				
Public Float %	28.6%				

Source: S&P Capital IQ and Company SEC filings
Notes: "Insiders" in the pie chart above includes the holdings of: (i) Ricky Stern, (ii) Asta Group, Inc., (iii) Gary Stern, (iv) Emily Stern 2012 Gst Trust, (v) Arthur Stern, (vi) David Slackman, and (vii) Louis Piccolo

LINCOLN INTERNATIONAL
Asta FUNDING, INC.
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Asta Trading Analysis 2-Year Trading History Source: S&P Capital IQ 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 Volume (thousands) Share Price Consideration: $13.10 Gary Stern offer to take the Company private on October 30, 2019 at $10.75 per share COVID-19 RBF Capital $13.00 Offer 6/18/2018 7/18/2018 8/18/2018 9/18/2018 10/18/2018 11/18/2018 12/18/2018 1/18/2019 2/18/2019 3/18/2019 4/18/2019 5/18/2019 6/18/2019 7/18/2019 8/18/2019 9/18/2019 10/18/2019 11/18/2019 12/18/2019 1/18/2020 2/18/2020 3/18/2020 4/18/2020 5/18/2020 6/18/2020

Illustrative Premiums Paid Analysis Appendix D

Illustrative Premiums Paid Analysis Illustrative Premiums Paid Analysis Stock Price Premium (Median) Criteria Number of Transactions 1-Day Prior (%) 1-Week Prior (%) 1-Month Prior (%) All Diversified Financials Deals 15 13.7% 14.1% 19.0% All Deals with Enterprise Value < $500 million 221 15.8% 16.9% 17.1% All United States Deals 29 30.0% 30.9% 30.5% All Deals with Majority Shareholder Purchasing Remaining Shares 380 16.0% 16.9% 17.5% Asta - Stock Price as of October 30, 2019 (1) $6.79 $6.70 $7.00 Proposed Transaction @ $13.10 92.9% 95.5% 87.1% Asta - 1-Year Trailing VWAP as of October 30, 2019 (1) $5.77 Proposed Transaction @ $13.10 127.2% Asta - Stock Price as of June 18, 2020 $11.34 $11.36 $11.34 Proposed Transaction @ $13.10 15.5% 15.3% 15.5% Asta - 1-Year Trailing VWAP as of June 18, 2020 $9.19 Proposed Transaction @ $13.10 23.2% (1) October 30, 2019 represents the date of Mr. Stern's initial proposal to the Board